Exhibit 23.2

Consent of Independent Registered Public Accounting  Firm

We consent to the incorporation by reference in the Registration Statement on Post-Effective  Amendment No.3 to Form S-1 on Form S-3 (No. 333-144865) of eMagin Corporation and subsidiary  of our report dated March 11, 2013, relating to our audits of the consolidated  financial statements, which appear in the Annual Report on Form 10-K of eMagin Corporation for the year ended December  31, 2012.

We also consent to the reference to our firm under the caption "Experts" in this registration statement.

/s/ McGladrey LLP

Seattle, Washington
April 23, 2013